Exhibit 99.1

Contact:            Wallace R. Cooney                                                                                       For Immediate Release
(703) 345-6470                                                                                                May 3, 2017

GRAHAM HOLDINGS COMPANY REPORTS
FIRST QUARTER EARNINGS
ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported income attributable to common shares of $21.1 million ($3.75 per share) for the first quarter of 2017, compared to $37.8 million ($6.59 per share) for the first quarter of 2016.
The results for the first quarter of 2017 and 2016 were affected by a number of items as described in the following paragraphs. Excluding these items, income attributable to common shares was $14.1 million ($2.50 per share) for the first quarter of 2017, compared to $28.2 million ($4.92 per share) for the first quarter of 2016. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s income for the first quarter of 2017:

•	$1.7 million in non-operating foreign currency gains (after-tax impact of $1.1 million, or $0.19 per share); and

•	$5.9 million in income tax benefits related to stock compensation ($1.06 per share).
Items included in the Company’s income for the first quarter of 2016:

•	an $18.9 million non-operating gain arising from the sale of a business (after-tax impact of $11.9 million, or $2.08 per share);

•	a $1.8 million gain on sale of marketable equity securities (after-tax impact of $1.1 million, or $0.19 per share); and

•	$5.4 million in non-operating foreign currency losses (after-tax impact of $3.4 million, or $0.60 per share).
Revenue for the first quarter of 2017 was $582.7 million, down 3% from $601.7 million in the first quarter of 2016. Revenues declined at the education and television broadcasting divisions, offset by an increase in other businesses. The Company reported operating income of $29.1 million for the first quarter of 2017, compared to $51.9 million for the first quarter of 2016. The operating income decline is driven by lower earnings at the television broadcasting division largely due to a new NBC contract for the Company's NBC affiliates in Houston and Detroit, and a decrease in earnings at Kaplan Higher Education (KHE) due to lower enrollments at Kaplan University. Operating results for other businesses were also down for the quarter.
On April 27, 2017, certain Kaplan subsidiaries entered into a Contribution and Transfer Agreement (Transfer Agreement) to contribute the institutional assets and operations of Kaplan University (KU) to a new, nonprofit, public-benefit corporation (New University) affiliated with Purdue University (Purdue) in exchange for a Transition and Operations Support Agreement (TOSA) to provide key non-academic operations support to New University for an initial term of 30 years with a buy-out option after six years. The transfer does not include any of the assets of Kaplan University School of Professional and Continuing Education (KU-PACE), which provides professional training and exam preparation for professional certifications and licensures, nor does it include the transfer of other Kaplan businesses such as Kaplan Test Preparation and Kaplan International.
Consummation of the transactions contemplated by the Transfer Agreement is subject to various closing conditions, including, among others, regulatory approvals from the U.S. Department of Education, the Indiana Commission for Higher Education and HLC, which is the regional accreditor of both Purdue and Kaplan University, and certain other state educational agencies and accreditors of programs. Kaplan is unable to predict with certainty when and if such approvals will be obtained; however, it expects that all approvals will not be received until the fourth quarter of 2017. If the transaction is not consummated by April 30, 2018, either party may terminate the Transfer Agreement.

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Division Results
Education
Education division revenue totaled $372.9 million for the first quarter of 2017, down 7% from revenue of $401.1 million for the same period of 2016. Kaplan reported operating income of $9.0 million for the first quarter of 2017, compared to $14.5 million for the first quarter of 2016.
A summary of Kaplan’s operating results for the first quarter of 2017 compared to 2016 is as follows:

	Three Months Ended
	March 31
(in thousands)	2017	2016	% Change
Revenue
Higher education	$144,310	$165,549	(13)
Test preparation	64,568	66,462	(3)
Kaplan international	164,562	169,287	(3)
Kaplan corporate and other	14	125	(89)
Intersegment elimination	(557)	(347)	—
	$372,897	$401,076	(7)
Operating Income (Loss)
Higher education	$12,604	$21,306	(41)
Test preparation	(2,864)	(2,310)	(24)
Kaplan international	7,707	4,897	57
Kaplan corporate and other	(7,349)	(7,724)	5
Amortization of intangible assets	(1,120)	(1,681)	33
Intersegment elimination	53	—	—
	$9,031	$14,488	(38)
KHE includes Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. KHE also includes the domestic professional and other continuing education businesses.
In the first quarter of 2017, KHE revenue was down 13%, due to declines in average enrollments at Kaplan University, offset by increased revenues at the domestic professional and other continuing education businesses. KHE operating results declined in the first quarter of 2017 due primarily to lower enrollment at Kaplan University.
New higher education student enrollments at Kaplan University were up 2% in the first quarter of 2017; however, total students at Kaplan University were 32,536 at March 31, 2017, down 13% from March 31, 2016.
Kaplan University enrollments at March 31, 2017 and 2016, by degree and certificate programs, are as follows:

	As of March 31
	2017	2016
Certificate	8.7%	5.8%
Associate’s	17.7%	22.1%
Bachelor’s	51.0%	50.5%
Master’s	22.6%	21.6%
	100.0%	100.0%
Kaplan Test Preparation (KTP) includes Kaplan’s standardized test preparation programs. KTP revenue declined 3% for the first quarter of 2017. Enrollments, excluding the new economy skills training offerings, were down 3% for the first three months of 2017. In comparison to 2016, KTP operating results were down 24% in the first quarter of 2017 due to lower revenues. Operating losses for the new economy skills training programs were $3.8 million and $4.1 million for the first quarter of 2017 and 2016, respectively.
Kaplan International includes English-language programs, and postsecondary education and professional training businesses largely outside the United States. In January and February 2016, Kaplan acquired Mander Portman Woodward, a leading provider of high-quality, bespoke education to UK and international students in London, Cambridge and Birmingham; and Osborne Books, an education publisher of learning resources for accounting qualifications in the UK.
Kaplan International revenue declined 3% for the first quarter of 2017; on a constant currency basis, revenue increased 4% primarily due to growth in Pathways enrollments. Operating income increased in the first quarter of 2017, due largely to the improved Pathways and English-language results, partially offset by a decline in Singapore.

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Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities.
In the first quarter of 2016, Kaplan sold Colloquy, which was a part of Kaplan corporate and other, for a gain of $18.9 million that is included in other non-operating income.
Television Broadcasting
On January 17, 2017, the Company closed on its agreement with Nexstar Broadcasting Group, Inc. and Media General, Inc. to acquire WCWJ, a CW affiliate television station in Jacksonville, FL and WSLS, an NBC affiliate television station in Roanoke, VA for $60 million in cash and the assumption of certain pension obligations. The Company continues to operate both stations under their current network affiliations.
Revenue at the television broadcasting division decreased 1% to $91.5 million in the first quarter of 2017, from $92.0 million in the same period of 2016. Excluding revenue from the two newly acquired stations, revenue declined 6% due to a $4.2 million decrease in political advertising revenue and lower network revenue, offset by $2.9 million in higher retransmission revenues. As previously disclosed, the Company's NBC affiliates in Houston and Detroit are operating under a new contract with NBC effective January 1, 2017 that has resulted in a significant increase in network fees in 2017, compared to 2016. Operating income for the first quarter of 2017 decreased 37% to $26.0 million, from $41.2 million in the same period of 2016 due to the significantly higher network fees and lower revenues. The Company's television broadcasting division stations are operating under a new retransmission contract with Comcast effective April 1, 2017.
Other Businesses
Manufacturing includes three businesses: Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton Corp., a Dayton, OH-based manufacturer of screw jacks and other linear motion systems; and Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications. In September 2016, Dekko acquired Electri-Cable Assemblies (ECA), a Shelton, CT-based manufacturer of power, data and electrical solutions for the office furniture industry.
Manufacturing revenues and operating income increased in the first three months of 2017 due to growth and improved results at Dekko, including the ECA acquisition.
In April 2017, the Company acquired Hoover Treated Wood Products, Inc., a Thomson, GA-based supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications.
The Graham Healthcare Group (GHG) provides home health and hospice services in three states. In June 2016, the Company acquired the outstanding 20% redeemable noncontrolling interest in Residential Healthcare (Residential). Also in June 2016, Celtic Healthcare (Celtic) and Residential combined their business operations and the Company now owns 90% of the combined entity, known as GHG. Healthcare revenues increased 3% in the first three months of 2017, while operating results were down due largely to an increase in information systems and other integration costs.
SocialCode is a provider of marketing solutions on social, mobile and video platforms. SocialCode revenues increased 18% in the first quarter of 2017, due to continued growth in digital advertising service revenues. SocialCode reported operating losses of $4.5 million for the first quarter of 2017, compared to $3.0 million in the first quarter of 2016.
Other businesses also include Slate and Foreign Policy, which publish online and print magazines and websites; and two investment stage businesses, Panoply and CyberVista. Losses from each of these businesses in the first quarter of 2017 adversely affected operating results.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office, the pension credit for the Company’s traditional defined benefit plan and certain continuing obligations related to prior business dispositions. The total pension credit for the Company’s traditional defined benefit plan was $18.5 million and $16.0 million in the first three months of 2017 and 2016, respectively.
Without the pension credit, corporate office expenses declined slightly in the first three months of 2017.

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Equity in Earnings of Affiliates
At March 31, 2017, the Company held interests in a number of home health and hospice joint ventures, and interests in several other affiliates. The Company recorded equity in earnings of affiliates of $0.6 million for the first quarter of 2017, compared to $1.0 million for the first quarter of 2016.
Other Non-Operating Income (Expense)
The Company recorded total other non-operating income, net, of $0.8 million for the first quarter of 2017, compared to $15.1 million for the first quarter of 2016. The 2017 amounts included $1.7 million in foreign currency gains, partially offset by other items. The 2016 amounts included an $18.9 million gain on the sale of a business and a $1.8 million gain on the sale of marketable equity securities, offset by $5.4 million in foreign currency losses and other items.
Net Interest Expense and Related Balances
The Company incurred net interest expense of $6.8 million for the first quarter of 2017, compared to $7.4 million for the first quarter of 2016. At March 31, 2017, the Company had $493.3 million in borrowings outstanding at an average interest rate of 6.3% and cash, marketable equity securities and other investments of $1,113.9 million.
Provision for Income Taxes
The Company's effective tax rate for the first three months of 2017 was 11.4%, compared to 37.0% for the first three months of 2016. The low effective tax rate in the first quarter of 2017 is due to a $5.9 million income tax benefit related to the vesting of restricted stock awards. In the first quarter of 2017, the Company adopted a new accounting standard that requires all excess income tax benefits and deficiencies from stock compensation to be recorded as discrete items in the provision for income taxes. Excluding this $5.9 million benefit, the overall income tax rate in the first quarter of 2017 was 36.3%.
Earnings Per Share
The calculation of diluted earnings per share for the first quarter of 2017 was based on 5,568,903 weighted average shares outstanding, compared to 5,651,655 for the first quarter of 2016. At March 31, 2017, there were 5,590,529 shares outstanding. On May 14, 2015, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 223,526 shares as of March 31, 2017.
Forward-Looking Statements
This press release contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31%
(in thousands, except per share amounts)	2017	2016	Change
Operating revenues	$582,717	$601,740	(3)
Operating expenses	532,175	526,845	1
Depreciation of property, plant and equipment	14,652	16,761	(13)
Amortization of intangible assets	6,836	6,262	9
Operating income	29,054	51,872	(44)
Equity in earnings of affiliates, net	649	1,004	(35)
Interest income	1,363	591	—
Interest expense	(8,129)	(7,948)	2
Other income, net	849	15,096	(94)
Income before income taxes	23,786	60,615	(61)
Provision for income taxes	2,700	22,400	(88)
Net income	21,086	38,215	(45)
Net income attributable to noncontrolling interests	—	(435)	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$21,086	$37,780	(44)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$3.77	$6.63	(43)
Basic average number of common shares outstanding	5,535	5,623
Diluted net income per common share	$3.75	$6.59	(43)
Diluted average number of common shares outstanding	5,569	5,652

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GRAHAM HOLDINGS COMPANY
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Three Months Ended
	March 31%
(in thousands)	2017	2016	Change
Operating Revenues
Education	$372,897	$401,076	(7)
Television broadcasting	91,496	92,018	(1)
Other businesses	118,324	108,716	9
Corporate office	—	—	—
Intersegment elimination	—	(70)	—
	$582,717	$601,740	(3)
Operating Expenses
Education	$363,866	$386,588	(6)
Television broadcasting	65,527	50,798	29
Other businesses	128,888	114,446	13
Corporate office	(4,618)	(1,894)	—
Intersegment elimination	—	(70)	—
	$553,663	$549,868	1
Operating Income (Loss)
Education	$9,031	$14,488	(38)
Television broadcasting	25,969	41,220	(37)
Other businesses	(10,564)	(5,730)	(84)
Corporate office	4,618	1,894	—
	$29,054	$51,872	(44)
Depreciation
Education	$8,584	$11,103	(23)
Television broadcasting	2,594	2,377	9
Other businesses	3,184	3,027	5
Corporate office	290	254	14
	$14,652	$16,761	(13)
Amortization of Intangible Assets
Education	$1,120	$1,681	(33)
Television broadcasting	902	63	—
Other businesses	4,814	4,518	7
Corporate office	—	—	—
	$6,836	$6,262	9
Pension Expense (Credit)
Education	$2,706	$3,109	(13)
Television broadcasting	493	439	12
Other businesses	483	254	90
Corporate office	(18,370)	(15,861)	16
	$(14,688)	$(12,059)	22

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended
	March 31%
(in thousands)	2017	2016	Change
Operating Revenues
Higher education	$144,310	$165,549	(13)
Test preparation	64,568	66,462	(3)
Kaplan international	164,562	169,287	(3)
Kaplan corporate and other	14	125	(89)
Intersegment elimination	(557)	(347)	—
	$372,897	$401,076	(7)
Operating Expenses
Higher education	$131,706	$144,243	(9)
Test preparation	67,432	68,772	(2)
Kaplan international	156,855	164,390	(5)
Kaplan corporate and other	7,363	7,849	(6)
Amortization of intangible assets	1,120	1,681	(33)
Intersegment elimination	(610)	(347)	—
	$363,866	$386,588	(6)
Operating Income (Loss)
Higher education	$12,604	$21,306	(41)
Test preparation	(2,864)	(2,310)	(24)
Kaplan international	7,707	4,897	57
Kaplan corporate and other	(7,349)	(7,724)	5
Amortization of intangible assets	(1,120)	(1,681)	33
Intersegment elimination	53	—	—
	$9,031	$14,488	(38)
Depreciation
Higher education	$3,431	$4,175	(18)
Test preparation	1,341	1,781	(25)
Kaplan international	3,682	5,060	(27)
Kaplan corporate and other	130	87	49
	$8,584	$11,103	(23)
Pension Expense
Higher education	$2,044	$1,905	7
Test preparation	911	768	19
Kaplan international	87	67	30
Kaplan corporate and other	(336)	369	—
	$2,706	$3,109	(13)

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GRAHAM HOLDINGS COMPANY
OTHER BUSINESSES INFORMATION
(Unaudited)

	Three Months Ended
	March 31%
(in thousands)	2017	2016	Change
Operating Revenues
Manufacturing	$61,898	$56,675	9
Healthcare	36,899	35,880	3
SocialCode	12,574	10,655	18
Other	6,953	5,506	26
	$118,324	$108,716	9
Operating Expenses
Manufacturing	$58,233	$55,538	5
Healthcare	37,825	33,361	13
SocialCode	17,082	13,625	25
Other	15,748	11,922	32
	$128,888	$114,446	13
Operating Income (Loss)
Manufacturing	$3,665	$1,137	—
Healthcare	(926)	2,519	—
SocialCode	(4,508)	(2,970)	(52)
Other	(8,795)	(6,416)	(37)
	$(10,564)	$(5,730)	(84)
Depreciation
Manufacturing	$1,508	$1,873	(19)
Healthcare	1,069	737	45
SocialCode	246	229	7
Other	361	188	92
	$3,184	$3,027	5
Amortization of Intangible Assets
Manufacturing	$3,077	$2,817	9
Healthcare	1,654	1,681	(2)
SocialCode	83	—	—
Other	—	20	—
	$4,814	$4,518	7
Pension Expense
Manufacturing	$25	$18	39
Healthcare	166	—	—
SocialCode	154	124	24
Other	138	112	23
	$483	$254	90

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding net income, excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

▪	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

▪	the ability to identify trends in the Company’s underlying business; and

▪	a better understanding of how management plans and measures the Company’s underlying business.
Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended March 31
(in thousands, except per share amounts)	2017			2016
	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$23,786	$2,700	$21,086	$60,615	$22,400	$38,215
Attributable to noncontrolling interests			—			$(435)
Attributable to Graham Holdings Company Stockholders			$21,086			$37,780
Adjustments:
Gain from the sale of a business	—	—	—	(18,931)	(7,004)	(11,927)
Gain on the sale of marketable equity securities	—	—	—	(1,754)	(649)	(1,105)
Foreign currency (gain) loss	(1,728)	(639)	(1,089)	5,443	2,014	3,429
Tax benefit related to stock compensation	—	5,933	(5,933)	—	—	—
Net Income, adjusted (non-GAAP)			$14,064			$28,177

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$3.75			$6.59
Adjustments:
Gain from the sale of a business			—			(2.08)
Gain on the sale of marketable equity securities			—			(0.19)
Foreign currency (gain) loss			(0.19)			0.60
Tax benefit related to stock compensation			(1.06)			—
Diluted income per common share, adjusted (non-GAAP)			$2.50			$4.92

The adjusted diluted per share amounts may not compute due to rounding.

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